Exhibit 2.1

PLAN OF CONVERSION

OF

NEWPORT FEDERAL SAVINGS BANK

Adopted

June 7, 2005

As Amended

March 9, 2006

i

20.	Dividend and Repurchase Restrictions on Stock	20

21.	Effective Date	21

22.	Amendment or Termination of the Plan	21

23.	Interpretation of the Plan	21

ii

1.	INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

This Plan of Conversion (the “Plan”) provides for the conversion of Newport Federal Savings Bank (the “Savings Bank”), from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. The Plan also provides that the Savings Bank shall operate as a wholly owned subsidiary of a stock holding company (the “Holding Company”) and that non-transferable subscription rights to purchase the common stock of the Holding Company (“Conversion Stock”) shall be granted to certain deposit account holders of the Savings Bank pursuant to the Plan and in accordance with the regulations of the OTS. The Board of Directors of the Savings Bank has considered the alternatives available to the Savings Bank with respect to its corporate structure and has determined that a mutual to stock conversion, as described in this Plan, will be in the best interests of the Savings Bank and its customers. This Conversion will raise capital which will permit the Savings Bank to continue to grow and diversify its lending and investment activities thereby permitting the Savings Bank to further enhance its capabilities to serve the borrowing and other financial needs of the communities it serves. The larger capital base and the holding company structure will also facilitate possible acquisitions of other financial institutions or financial service companies.

In furtherance of the Savings Bank’s commitment to its community, this Plan of Conversion provides for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the Savings Bank’s existing community reinvestment activities in a manner that will allow the Savings Bank’s local community to share in the growth and profitability of the Holding Company and the Savings Bank over the long term. Consistent with the Savings Bank’s goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion of a number of shares of its authorized but unissued common stock in an amount up to 8% of the Holding Company Common Stock issued in the Conversion.

This Plan was adopted by the Board of Directors of the Savings Bank on June 7, 2005.

This Plan and the formation of the Foundation are each subject to the approval of the OTS and each must be adopted by at least a majority of the total number of outstanding votes eligible to be cast by Voting Members at the Special Meeting.

The Plan provides the nontransferable subscription rights to purchase Conversion Stock shall be granted to certain Members of the Savings Bank pursuant to the Plan and in accordance with the rules and regulations of the OTS. The price of the Conversion Stock will be based on an independent appraisal of the Savings Bank and will reflect its estimated pro forma market value, as converted. No change will be made in the board of directors or management of the Savings Bank as a result of the Conversion.

This Plan recognizes the pending merger between the Savings Bank and Westerly Savings Bank pursuant to a merger agreement dated, April 11, 2005 (the “Merger Agreement”) and that the pending merger is subject to various conditions and approvals the Savings Bank expects the merger to be consummated prior to the submission of the necessary regulatory applications of the OTS. In accordance with the terms of the Merger Agreement, it is intended that for the purposes of the Plan all Westerly Savings Bank depositors as of the Eligibility Record Date will be treated as depositors/members of the Savings Bank for any date preceding the date of the consummation of the merger.

2.	DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another Person or company (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax- Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Savings Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company and Savings Bank shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

ACTUAL PURCHASE PRICE means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE, when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Holding Company, Savings Bank or a majority-owned subsidiary of the Savings Bank or the Holding Company) of which such Person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Savings Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Savings Bank or any of their subsidiaries.

CODE means the Internal Revenue Code of 1986, as amended.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering to such Persons within or without the Rhode Island counties in which the Savings Bank maintains a banking office as may be selected by the Holding Company and the Savings Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION means (i) the adoption of a federally savings bank stock charter by the Savings Bank to authorize the issuance of shares of capital stock and otherwise to conform to the requirements of a stock savings bank organized under the laws of the United States, (ii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, and (iii) the purchase by the Holding Company of all of the capital stock of the Savings Bank to be issued by the Savings Bank in connection with its conversion from mutual to stock form.

CONVERSION STOCK means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion, or in the event the Holding Company structure is not used, the Savings Bank common stock to be issued and sold in the Offerings, which stock cannot and will not be insured by the FDIC.

DEPOSIT ACCOUNT means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established pursuant to Section 15 hereof.

ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on May 31, 2004.

ESOP means a Tax Qualified Employee Stock Benefit Plan adopted by the Holding Company and the Savings Bank in connection with the Conversion, the purpose of which shall be to acquire capital stock of the Holding Company, including Conversion Stock.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

FOUNDATION means the charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code that will be established by the Holding Company and the Savings Bank immediately following consummation of the Conversion.

HOLDING COMPANY means the stock corporation to be organized by the Savings Bank in connection with the Conversion. Upon completion of the Conversion, the Holding Company shall hold all of the outstanding capital stock of the Savings Bank.

HOLDING COMPANY COMMON STOCK means the common stock of the Holding Company, par value $.01 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Holding Company and the Savings Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

INITIAL PURCHASE PRICE means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering.

MEMBER means any Person qualifying as a member of the Savings Bank in accordance with its mutual charter and bylaws and the laws of the United States.

OFFERINGS mean the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

OFFICER means the chairman of the board of directors, president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

OTS means the Office of Thrift Supervision or any successor thereto.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member.

PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a government or any political subdivision thereof.

PLAN and PLAN OF CONVERSION mean this Plan of Conversion as adopted by the Board of Directors of the Savings Bank and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization.

PROSPECTUS means the one or more documents to be used in offering the Conversion Stock in the Offerings.

PROXY STATEMENT means the document used to solicit approval of the Plan by Voting Members.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Savings Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50. For the purposes of this definition, any deposit account in Westerly Savings Bank as of the Eligibility Record Date or Supplemental Eligibility Record Date shall be considered to be a Deposit Account in the Savings Bank.

SAVINGS BANK means Newport Federal Savings Bank.

SAVINGS BANK BENEFIT PLANS includes, but is not limited to, Tax Qualified Employee Stock Benefit Plans and Non-Tax Qualified Employee Stock Benefit Plans.

SAVINGS BANK COMMON STOCK means the common stock of the Savings Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company.

SEC means the Securities and Exchange Commission.

SPECIAL MEETING means the Special Meeting of Members of the Savings Bank called for the purpose of submitting this Plan, including adoption of a federal savings bank stock charter and new bylaws to authorize the issuance of capital stock and otherwise to read in a form consistent with a federally-chartered stock form savings bank and the formation of the Foundation, to the Members for their approval, including any adjournments of such meeting.

SUBSCRIPTION OFFERING means the offering of the Conversion Stock to Participants.

SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the Savings Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Savings Bank prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Savings Bank pursuant to this Plan of Conversion.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code as from time to time in effect. A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

VOTING MEMBER means a Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Savings Bank in accordance with its mutual charter and bylaws.

VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting.

3.	GENERAL PROCEDURE FOR CONVERSION.

(a)	Organization of the Holding Company and the Savings Bank

The Savings Bank will apply to the OTS to have the Holding Company retain up to 50% of the net proceeds of the Offering, or such other amount as may be determined by the Board of Directors. Following the Conversion, the Savings Bank may distribute additional capital to the Holding Company, subject to the OTS regulations governing capital distributions.

(b)	Effect on Deposit Accounts and Borrowings

Each deposit account in the Savings Bank on the Effective Date will remain a deposit account in the Savings Bank after the Conversion in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as each deposit account existed in the Savings Bank immediately prior to the Conversion. Holders of deposit accounts in the Savings Bank shall not, as such holders, have any voting rights. Upon consummation of the Conversion, all loans and other borrowings from the Savings Bank shall retain the same status with the Savings Bank after the Conversion, as they had with the Savings Bank immediately prior to the Conversion.

(c)	The Savings Bank

Upon completion of the Conversion, the Savings Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings associations under federal law. A copy of the proposed charter and bylaws of the stock Savings Bank is attached hereto and made a part of this Plan. The Conversion will not result in any reduction of the amount of retained earnings and general loss reserves will be accounted for by the Holding Company and the Savings Bank on a consolidated basis in accordance with generally accepted accounting principles. Copies of the proposed charter and bylaws of the Savings Bank are attached hereto and made a part of the Plan. By their approval of this Plan, the Voting Members shall have approved and adopted the charter and bylaws of the stock Savings Bank.

The initial members of the Board of Directors of the Savings Bank will be the members of the Board of Directors of the Savings Bank at the time of the adoption of the Plan of Conversion who continue to be directors of the Savings Bank at the time of the closing of the Conversion. Following the Conversion, the Savings Bank will be wholly-owned by the Holding Company. The Holding Company will be wholly-owned by its stockholders who will initially consist of the persons who purchase Common Stock.

(d)	The Holding Company

The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be appointed by the Savings Bank. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company’s directors annually. The total shares of Common Stock authorized under the Holding Company articles of incorporation will exceed the shares of Common Stock to be issued in the Conversion.

(e)	Applications and Regulatory and Member Approval

The Savings Bank will take the necessary steps to prepare and file Applications for Conversion, including the Plan, together with all requisite material, with the OTS for approval. The Savings Bank also will cause notice of the adoption of the Plan by the Board of Directors of the Savings Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Savings Bank is located, and will cause copies of the Plan to be made available at each office of the Savings Bank for inspection by Members. The Savings Bank will post the notice of the adoption of the Plan in each of its offices. Once the Application for Conversion is filed, the Savings Bank will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, notices of the filing with the OTS of an Application for Conversion and will post notice of the filing of the Application for Conversion in each office of the Savings Bank.

As soon as practicable after the adoption of the Plan by the Board of Directors of the Savings Bank, the proposed Board of Directors of the Holding Company shall adopt the Plan by at least a two-thirds vote. The proposed Board of Directors of the Holding Company shall cause to be submitted to the OTS such applications as may be required for approval of the Holding Company’s acquisition of the Savings Bank and a Registration Statement with the SEC to register the Common Stock under the Securities Act of 1933, as amended. The proposed Board of Directors of the Holding Company shall also register or qualify the Common Stock under any applicable state securities laws, subject to Section 13 hereof.

Promptly following receipt of requisite approval of the OTS, the Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Savings Bank may, at its option, mail to all Voting Members, at their last known address appearing on the records of the Savings Bank, a proxy statement in either long or, to the extent permitted by applicable laws and regulations, summary form describing the Plan, which will be submitted to a vote of the Voting Members at the Special Meeting. If the Plan is approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting, the Savings Bank shall take all other necessary organizational steps pursuant to applicable laws and regulations to amend its charter and bylaws to authorize the issuance of its capital stock to the Holding Company at the time the Conversion is consummated.

(f)	Expenses

The Holding Company and the Savings Bank may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion, including in connection with the Offerings, the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms. The Savings Bank shall use its best efforts to ensure that all fees, expenses, retainers and similar items shall be reasonable.

4.	TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

(a) The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Holding Company and the Savings Bank, market, financial and economic conditions, a comparison of the Holding Company and the Savings Bank with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Savings Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. The valuation shall be updated during the Conversion as market and financial conditions warrant and as may be required by the OTS.

(b) Based upon the independent valuation, the Boards of Directors of the Holding Company and the Savings Bank shall fix the Initial Purchase Price and the number of shares of Conversion Stock to be offered in the Subscription Offering, Community Offering and/or Syndicated Community Offering. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Holding Company and the Savings Bank upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Holding Company and the Savings Bank in connection with such offering.

(c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Conversion or to fill the Order of the Tax-Qualified Employee Stock Benefit Plans, and under such circumstances the Holding Company and the Savings Bank may increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock issued in the Conversion are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(a) Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $150,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 10 and 13 hereof.

(b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders shall be subordinated to the priority rights of the ESOP to purchase shares in excess of the Maximum Shares, as defined in Section 6 below. Subscription Rights of Eligible Account Holders who are also directors or Officers of the Holding Company or the Savings Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.	SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Holding Company Common Stock issued in the Conversion, including (i) any shares of Holding Company Common Stock to be issued in the Conversion as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion, and (ii) any shares of Holding Company Common Stock contributed to the Foundation. The subscription rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event that the total number of shares of Conversion Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (“Maximum Shares”), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of Holding Company Common Stock issued in the Conversion, including any shares of Holding Company Common Stock contributed to the Foundation. Shares of Conversion Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan

Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable regulatory capital requirement.

7.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(a) In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $150,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 10 and 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

(b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

(a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $150,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 10 and 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

(b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.	COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

(a) If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.

(b) In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to natural persons and trusts of natural persons residing in the Rhode Island counties in which the Savings Bank maintains a banking office (“Preferred Subscribers”).

(c) A Prospectus and Order Form shall be furnished to such Persons as the Holding Company and the Savings Bank may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Holding Company and the Savings Bank to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

(d) The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed $150,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members; and provided further that to the extent applicable, and subject to the preferences set forth in Section 9(b) and (c) of this Plan and the limitations on purchases of Conversion Stock set forth in this Section 9(d) and Section 10 of this Plan, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Holding Company and the Savings Bank may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Savings Bank with any required regulatory approval.

(e) Subject to such terms, conditions and procedures as may be determined by the Holding Company and the Savings Bank, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Holding Company and the Savings Bank to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $150,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members; and provided further that, to the extent applicable, and subject to the limitations on purchases of Conversion Stock set forth in this Section 9(e) and Section 10 of this Plan, orders for Conversion Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Holding Company and the Savings Bank may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Savings Bank with any required regulatory approval.

(f) The Holding Company and the Savings Bank may sell any shares of Conversion Stock remaining following the Subscription Offering, Community Offering and/or the Syndicated Community Offering in a Public Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Savings Bank and the Holding Company, subject to any required regulatory approval or consent.

(g) If for any reason a Syndicated Community Offering or Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Holding Company and the Savings Bank shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.	LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION STOCK.

The following limitations shall apply to all purchases of Holding Company Common Stock in the Conversion:

(a) The maximum number of shares of Conversion Stock which may be purchased in the Conversion by the ESOP shall not exceed 8%, and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10%, of the total number of shares of Holding Company Common Stock issued in the Conversion, in each instance, including (i) any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings, and (ii) any shares of Holding Company Common Stock contributed to the Foundation; provided, however, that purchases of Conversion Stock which are made by Plan Participants pursuant to the exercise of subscription rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(a).

(b) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(a) hereof, and certain Eligible Account Holders and Supplemental Eligible Account Holders, as set forth in Sections 5(a)(ii) and (iii) and 7(a)(ii) and (iii) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock that any Person, any Person together with any Associates, or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase in the Conversion, shall not exceed $300,000 of Conversion Stock sold in the Conversion.

(c) The number of shares of Conversion Stock that directors and Officers of the Holding Company or the Savings Bank and their Associates may purchase in the aggregate in the Offerings shall not exceed 30% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

(d) No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

(e) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the Holding Company, the Savings Bank or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(b) hereof, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Savings Bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

(f) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members, the Holding Company and the Savings Bank may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. In the event that an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Holding Company and the Savings Bank shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

(g) The Holding Company and the Savings Bank shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Holding Company and the Savings Bank and their respective Boards shall be free from any liability to any Person on account of any such action.

11.	TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(a) The Offerings shall be conducted in compliance with 12 CFR part 563g and, to the extent applicable, Form OC.

(b) The exact timing of the commencement of the Subscription Offering shall be determined by the Holding Company in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by it in connection with the Conversion. The Holding Company may consider a number of factors, including, but not limited to, its current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Holding Company shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as its in its sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

(c) Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Holding Company shall distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

(d) A single Order Form for all Deposit Accounts maintained with the Savings Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a subscription right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

(e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Holding Company. The Holding Company may extend such period by such amount of time as it determines is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Holding Company, along with full payment (or authorization for full payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Holding Company by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

(f) The Holding Company shall have the absolute right, in its sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Holding Company believes to be false or who it otherwise believes, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned to the Holding Company by the United States Postal Service or the Holding Company is unable to locate the addressee, or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Holding Company may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Holding Company of the terms and conditions of the Order Forms shall be final and conclusive.

12.	PAYMENT FOR CONVERSION STOCK.

(a) Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares which are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered to the Holding Company, provided that checks will only be accepted subject to collection. The Holding Company, in its sole and absolute discretion, may also elect to receive payment for shares of Conversion Stock by wire transfer. In addition, the Holding Company may elect to provide Participants and/or other Persons who have a Deposit Account with the Savings Bank the opportunity to pay for shares of Conversion Stock by authorizing the Savings Bank to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant’s benefit by a Savings Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Conversion Stock. If the Actual Purchase Price is less than the Initial Purchase Price, the Holding Company shall refund the difference to all Participants and other Persons, unless the Holding Company choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Conversion Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Holding Company shall reduce the number of shares of Conversion Stock ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Holding Company chooses to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted by them.

(b) Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Conversion, provided that, in the case of the Employee Stock Ownership Plan, there is in force from the time of its subscription until the consummation of the Stock Offering, a loan commitment to lend to the Employee Stock Ownership Plan, at such time, the aggregate price of the shares for which it subscribed.

(c) If a Participant or other Person authorizes the Savings Bank to withdraw the amount of the Initial Purchase Price from his or her Deposit Account, the Savings Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Savings Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Holding Company and the Savings Bank.

(d) The Holding Company shall pay interest, at not less than the Savings Bank passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Offerings are completed or terminated.

(e) The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Bank.

(f) Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

13.	ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Holding Company and the Savings Bank shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Holding Company or the Savings Bank or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Holding Company or the Savings Bank would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Holding Company and the Savings Bank would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.	LIQUIDATION ACCOUNT.

(a) At the time of the Conversion, the Savings Bank shall establish a liquidation account in an amount equal to the Savings Bank’s net worth as reflected in its latest statement of financial condition contained in the final Prospectus used in the Conversion. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Savings Bank who maintain such accounts in the Savings Bank following the Conversion to a priority to distributions in the unlikely event of a liquidation of the Savings Bank subsequent to the Conversion.

(b) The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Savings Bank after the Conversion. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the “subaccount balance.” All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.

(c) In the event of a complete liquidation of the Savings Bank subsequent to the Conversion (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Savings Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

(d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

(e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any annual closing date, commencing on or after the effective date of the Conversion, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates, or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Savings Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

(f) Subsequent to the Conversion, the Savings Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Savings Bank, or repurchase any of the capital stock of the Savings Bank, if such dividend or repurchase would reduce the Savings Bank’s regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

(g) For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

15.	REQUIREMENTS FOLLOWING CONVERSION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Conversion, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock, and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

16.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION.

For a period of three years following the Conversion, the directors and Officers of the Holding Company and the Savings Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Holding Company Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) which may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

17.	ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

As part of the Conversion, the Holding Company and the Savings Bank intend to establish the Foundation and donate to the Foundation from authorized but unissued shares of Holding Company Common Stock, an amount up to 8% of the number of shares of Holding Company Common Stock issued in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Savings Bank’s existing community reinvestment activities and to share with the Savings Bank’s local community a part of the Savings Bank’s financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Holding Company Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Savings Bank over the long-term.

The Foundation will be dedicated to the promotion of charitable purposes including grants or donations to support housing, not-for-profit community groups and other types of organizations or civic-minded projects. The Foundation annually will distribute total grants to assist charitable organizations or to fund charitable projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Holding Company Common Stock contributed to it by the Holding Company.

The establishment and funding of the Foundation as part of the Conversion is subject to the receipt of OTS approval and approval of Members. The Conversion is not conditioned upon the establishment and funding of the Foundation. The Conversion may proceed and be completed whether or not the Foundation is established and funded.

The board of directors of the Foundation will be comprised of individuals who are Officers and/or directors of the Holding Company or the Savings Bank and, for at least five years after its organization, at least one member of the Savings Bank’s community who is not an Officer or director of the Holding Company or the Savings Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

18.	RESTRICTIONS ON TRANSFER OF STOCK.

All shares of Conversion Stock which are purchased by Persons other than directors and Officers of the Holding Company or the Savings Bank shall be transferable without restriction. Shares of Conversion Stock purchased by directors and Officers of the Holding Company or the Savings Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

19.	STOCK COMPENSATION PLANS.

(a) The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation an employee stock ownership plan.

(b) Subsequent to the Conversion, the Holding Company and the Savings Bank are authorized to adopt Non-Tax Qualified Employee Stock Benefit Plans, including without limitation, stock option plans and restricted stock plans. In addition, any such plan implemented during the one-year period subsequent to the date of consummation of the Conversion: (i) shall be disclosed in the Prospectus; (ii) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Common Stock no earlier than six months following consummation of the Conversion; and (iii) shall comply with all other applicable requirements of the OTS.

(c) Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

(d) The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their executive officers.

20.	DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

The Holding Company may not declare or pay a cash dividend on its Common Stock if the effect thereof would cause the regulatory capital of the Savings Bank to be reduced below the amount required under § 567.2 of the OTS rules and regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with § 563b.520 of the OTS rules and regulations. Following completion of the Conversion, the Holding Company may repurchase its Common Stock consistent with § 563b.510 and § 563b.515 of the OTS rules and regulations relating to stock repurchases, as long as such repurchases do not cause the regulatory capital of the Savings Bank to be reduced below the amount required under the OTS rules and regulations.

21.	EFFECTIVE DATE.

The effective date of the Conversion shall be the date of the closing of the sale of all shares of Conversion Stock. The closing of the sale of all shares of Conversion Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

22.	AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Board of Directors of the Holding Company, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the approval of the Plan by the OTS and at any time thereafter with the concurrence of the OTS. Prior to the approval of the Plan by the OTS, this Plan may be terminated by the Board of Directors of the Holding Company without approval of the OTS; after approval of the Plan by the OTS, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

23.	INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Board of Directors of the Holding Company shall be final, subject to the authority of the OTS.

FEDERAL STOCK CHARTER

FOR

NEWPORT FEDERAL SAVINGS BANK

Section 1. Corporate Title.

The full corporate title of the bank is Newport Federal Savings Bank (the “BANK”).

Section 2. Office.

The home office shall be located in the City of Newport, in the State of Rhode Island.

Section 3. Duration.

The duration of the BANK is perpetual.

Section 4. Purpose and Powers.

The purpose of the BANK is to pursue any or all of the lawful objectives of a Federal savings association chartered under Section 5 of the Home Owners’ Loan Act and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (“Office”).

Section 5. Capital Stock.

The total number of shares of all classes of the capital stock which the BANK has the authority to issue is eleven thousand (11,000), of which ten thousand (10,000) shall be common stock, par value $1.00 per share, and of which one thousand (1,000) shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the BANK. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the BANK, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the BANK, shall be conclusive. In the case of a stock dividend, that part of the retained earnings of the BANK that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

Except for shares issued in connection with the conversion of the BANK from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the BANK other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, however, that this restriction on voting separately by class or series shall not apply:

(i)	To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii)	To any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the BANK with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the BANK if the preferred stock is exchanged for securities of such other corporation; provided, however, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation; or

(iii)	To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving BANK in a merger or consolidation for the BANK, shall not be considered to be such an adverse change.

A description of the different classes and series (if any) of the BANK’s capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

A.	Common Stock. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by each holder. There shall be no cumulative voting for the election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution, or winding up of the BANK, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the BANK available for distribution remaining after: (i) payment or provision for payment of the BANK’s debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the BANK. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B.	Preferred Stock. The BANK may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a)	The distinctive serial designation and the number of shares constituting such series;

(b)	The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

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(c)	The voting powers, full or limited, if any, of the shares of such series;

(d)	Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(e)	The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the BANK;

(f)	Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g)	Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the BANK and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h)	The price or other consideration for which the shares of such series shall be issued; and

(i)	Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the BANK shall file with the Secretary of the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

Section 6. Preemptive Rights.

Holders of the capital stock of the BANK shall not be entitled to preemptive rights with respect to any shares of the BANK which may be issued.

Section 7. Liquidation Account.

Pursuant to the requirements of the Office’s regulations (12 C.F.R. Part 563b), the BANK shall establish and maintain a liquidation account for the benefit of its savings account holders as of              and              (“eligible savers”). In the event of a complete liquidation of the BANK, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the BANK’s eligible saver’s inchoate interest in the liquidation account, to the extent it is still in existence; provided, however, that an eligible saver’s inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the BANK’s shareholders.

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Section 8. Certain Provisions Applicable for Five Years.

Notwithstanding anything contained in the BANK’s charter or bylaws to the contrary, for a period of five years from the date of consummation of the conversion of the BANK from mutual to stock form, the following provisions shall apply:

A.	Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the BANK. This limitation shall not apply to a transaction in which the BANK forms a holding company without change in the respective beneficial ownership interests of the BANK’s shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office Regulations.

In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

For the purposes of this Section 8, the following definitions apply:

(i)	The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the BANK.

(ii)	The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(iii)	The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(iv)	The term “acting in concert” means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

B.	Call for Special Meetings. Special meetings of shareholders relating to changes in control of the BANK or amendments to its charter shall be called only at the direction of the Board of Directors.

Section 9. Directors.

The BANK shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the BANK’s bylaws, shall be not be less than five nor more than 15 except when a greater number or lesser number is approved by the Director of the Office or his or her delegate.

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Section 10. Amendment of Charter.

Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the BANK, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

* * *

NEWPORT FEDERAL SAVINGS BANK

Attest:		By:
	William R. Harvey		Kevin M. McCarthy
	Secretary		Chief Executive Officer

OFFICE OF THRIFT SUPERVISION

Attest:		By:
Secretary

Declared effective on

the      day of             , 200_

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FEDERAL STOCK BYLAWS

FOR

NEWPORT FEDERAL SAVINGS BANK

ARTICLE I - HOME OFFICE

The home office of Newport Federal Savings Bank (“Bank”) shall be at 100 Bellevue Avenue, Newport, Rhode Island, in the County of Newport, State of Rhode Island.

ARTICLE II - SHAREHOLDERS

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Bank or at such other convenient place as the board of directors may determine.

Section 2. Annual Meeting. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually within 150 days after the end of the Bank’s fiscal year on the third Tuesday of April of each year if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 2:00 p.m., local time, or at such other date and time within such 150-day period as the board of directors may determine.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (“Office”) or the Bank’s Federal Stock Charter, may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert’s Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in section 6 of this article II with postage prepaid. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder of record or the shareholder’s agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder’s agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in §552.6(d) of the Office’s regulations as now or hereafter in effect.

Section 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may by voted by the Bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is consigned in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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Neither treasury shares of its own stock held by the Bank nor shares held by another Corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper for conduct the election or vote with fairness to all shareholders.

Section 13. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

Section 14. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

ARTICLE III - BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board, vice chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board, vice chairman of the board or the president to preside at its meetings.

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Section 2 . Number and Term. The board of directors shall consist of fifteen (15) and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

Section 4. Qualifications. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Bank unless the Bank is a wholly owned subsidiary of a holding company. No person shall be eligible for nomination, election, appointment or reappointment to the board of directors unless such person is, at the time of such nomination, election, appointment or reappointment, a resident of a county in which the Bank maintains a banking office or a county contiguous to such county in Rhode Island or a contiguous state. All directors must also meet the requirements set forth in Sections 15 and 16 of this Article III.

Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank’s normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by making use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these Bylaws.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than

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three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 13. Presumption of Assent. A director of the Bank who is present at a meeting of the board of directors at which action on any bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 15. Age Limitation.

(a) Directors. No person 70 years of age or above shall be eligible for election, reelection, appointment, or reappointment to the board of directors. No director shall serve as such beyond the annual meeting of the Bank immediately following the director becoming 70 years of age, except that a director serving on the date on which these bylaws are adopted may complete the term as director. This age limitation does not apply to an advisory director. Advisory directors may serve only one two-year term as such advisory director.

(b) Officers. No person 70 years of age or above shall be eligible for election, reelection, appointment, or reappointment as an officer of the Bank. No officer shall serve beyond the annual meeting of the Bank immediately following the officer becoming 70, except that an officer serving on the date on which these bylaws are adopted may complete the term.

Section 16. Integrity of Directors. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person who a banking agency has issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may

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designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3. Tenure. Subject to the provisions of section 8 of this article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

ARTICLE V - OFFICERS

Section l . Positions. The officers of the Bank shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may

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also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office. The officers of the Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with section 3 of this Article V.

Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks; Drafts. etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

Section 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the board of directors may select.

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ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the owner of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the board of directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Bank shall end on the 30th day of September of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

ARTICLE IX - DIVIDENDS

Subject to the terms of the Bank’s charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

ARTICLE X - CORPORATE SEAL

The board of directors shall provide the Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

ARTICLE XI - AMENDMENTS

These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Bank fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

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ARTICLES OF INCORPORATION

OF

NEWPORT BANCORP, INC.

FIRST: The undersigned, Edward G. Olifer, whose address is 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

SECOND: The name of the Corporation (hereinafter “the Corporation”) is:

Newport Bancorp, Inc.

THIRD: The present address of the principal office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Laws of the State of Maryland.

FIFTH:

A. The total number of shares of stock of all classes of stock which the Corporation has authority to issue is Twenty Million (20,000,000) shares, having an aggregate par value of Two Hundred Thousand Dollars ($200,000), of which Nineteen Million (19,000,000) are to be shares of common stock with a par value of one cent ($.01) per share, and One Million (1,000,000) shares of preferred stock with a par value of one cent ($.01) per share.

B. A description of each class of stock of the Corporation, including any voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, is as follows:

1. Preferred Stock. The Board of Directors is expressly authorized to classify and reclassify any unissued shares of preferred stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering from time to time before issuance any one or more of the following:

a. The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series that have been redeemed, purchased, otherwise acquired, or converted into shares of common stock or any other class or series shall remain part of the authorized preferred stock and be subject to classification and reclassification as provided in this Section.

b. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative, and as participating or non-participating.

c. Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

d. Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

e. Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date(s) upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

f. The rights of the holders of shares of such class or series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

g. Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase or redemption of, any capital stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

h. Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Articles of Incorporation of the Corporation.

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2. Common Stock. Subject to all of the rights of the preferred stock as expressly provided in these Articles of Incorporation, by law or by the Board of Directors in a resolution(s) pursuant to this Article FIFTH, the common stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by Maryland law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, including but not limited to, the following:

a. Holders of the common stock shall be entitled to one (1) vote per share on each matter submitted to a vote at a meeting of stockholders; provided, however, that there shall not be any cumulative voting of the common stock.

b. Dividends may be declared and paid or set aside for payment upon the common stock out of any assets or funds of the Corporation legally available therefor.

c. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, its net assets shall be distributed ratably to holders of the common stock.

C. 1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes that a single record owner of all common stock beneficially owned by such person would be entitled to cast (subject to the provisions of this Article FIFTH), multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section C of this Article FIFTH:

a. “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles of Incorporation.

b. “Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect

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on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any common stock:

(1)	which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(2)	which such person or any of its Affiliates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract or other arrangement with this Corporation to effect any transaction which is described in any one or more of Paragraphs 1 through 5 of Section A of Article NINTH of these Articles of Incorporation (“Article NINTH”)), or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(3)

which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (a) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (b) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other shares of common stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes,

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the outstanding common stock shall include only shares of common stock then outstanding and shall not include any shares of common stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

c. The “Limit” shall mean 10% of the then-outstanding shares of common stock.

d. A “person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

3. The Board of Directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (a) the number of shares of common stock beneficially owned by any person; (b) whether a person is an Affiliate of another; (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (d) the application of any other definition or operative provision of the section to the given facts; or (e) any other matter relating to the applicability or effect of this Section.

4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (a) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (b) any other factual matter relating to the applicability or effect of this Section as may reasonably be requested of such person.

5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

6. Any constructions, applications or determinations made by the Board of Directors pursuant to this Section in good faith and on the basis of such information and assistance

5

as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

SIXTH: The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

SEVENTH:

A. Except as may be altered in the manner set forth in the Bylaws, the initial number of directors shall be fifteen (15). The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

B. Subject to the rights of holders of any series of preferred stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause except removal from office, may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the shares of stock entitled to vote in the election of directors.

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D. The names of the initial directors who will serve until their successors are duly elected and qualified are as follows:

First Class - Term Expiring 2007

John N. Conti

William R. Harvey

Robert S. Lazar

Kevin M. McCarthy

Alicia S. Quirk

Second Class - Term Expiring 2008

Peter T. Crowley

Michael J. Hayes

Arthur H. Lathrop

Kathleen A. Nealon

Peter W. Rector

Third Class - Term Expiring 2009

Donald N. Kaull

Arthur P. Macauley

Nino Moscardi

Michael S. Pinto

Barbara Saccucci Radebach

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

A. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class and securities convertible into shares of its stock of any class for such consideration as determined by the Board of Directors in accordance with the Maryland General Corporation Law, and without any action by the stockholders.

B. The Corporation, if authorized by the Board of Directors, may acquire shares of the Corporation’s capital stock.

C. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any pre-emptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price(s) and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may

7

determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

D. The Board of Directors shall have the power to create and to issue, whether or not in connection with the issuance and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class(es), on such terms and conditions and in such form as the Board of Directors shall set forth in a resolution.

E. The Board of Directors shall have the power, subject to any limitations or restrictions imposed by law, to classify or reclassify any unissued shares of stock whether now or hereafter authorized, by fixing or altering in any one or more respects before issuance of such shares the voting powers, designations, preferences and relative, participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such preferences and/or rights.

F. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

G. The Board of Directors shall have the power to declare and authorize the payment of stock dividends payable in stock of one class of the Corporation’s capital stock to holders of stock of another class(es) of the Corporation’s capital stock.

H. The Board of Directors shall have authority to exercise without a vote of stockholders all powers of the Corporation, whether conferred by law or by these Articles of Incorporation, to purchase, lease or otherwise acquire the business assets or franchises in whole or in part of other corporations or unincorporated business entities.

I. The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes, and, subject to the Maryland General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for monies so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owed or thereafter acquired.

J. Subject to the provisions of Article NINTH of these Articles of Incorporation, the affirmative vote of the holders of a majority of the issued and outstanding shares of capital stock entitled to vote shall be required to approve the following actions:

1. The amendment of the Corporation’s Articles of Incorporation, except that (a) any

8

amendment of Section C of Article FIFTH, Sections A and C of Article SEVENTH, Sections F, J and L of Article EIGHTH, and Article NINTH of the Corporation’s Articles of Incorporation shall require the affirmative vote of 80% of the issued and outstanding shares of capital stock entitled to vote, and (b) the Board of Directors, with the approval of a majority of the entire Board, and without any action by the stockholders, may amend these Articles of Incorporation to increase or decrease the aggregate number of shares of capital stock of the Corporation or the number of shares of any class of capital stock that the Corporation has the authority to issue.

2. The merger or consolidation of this Corporation with or into any other corporation.

3. The sale, lease or exchange of all or substantially all of the Corporation’s property and assets.

4. The dissolution of the Corporation.

K. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

L. The Board of Directors shall, in connection with the exercise of its business judgment involving any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation (other than on behalf of the Board of Directors or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, given due consideration to all relevant factors, including, but not limited to the following: (1) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, not to participate in the transaction; (2) the social and economic effect on the employees, depositors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (3) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (4) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (5) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees; (6) the future value of the stock or any other securities of the Corporation; and (7) any antitrust or other legal and regulatory issues that are raised by the proposal. If the Board of Directors determines that any actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any and all of the following: advising stockholders not to accept the proposal; instituting litigation against the

9

party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or treasury stock or granting options with respect thereto; selling any of the assets of the Corporation; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

NINTH:

A. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in this Article NINTH:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (a) any Interested Stockholder (as hereinafter defined); or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

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shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”) (after giving effect to the provisions of Article FIFTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

The term “Business Combination” as used in this Article NINTH shall mean any transaction which is referred to in any one or more of Paragraphs 1 through 5 of Section A of this Article NINTH.

B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote after giving effect to the provisions of Article FIFTH, or such vote (if any), as is required by law or by these Articles of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following Paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2. All of the following conditions shall have been met:

a. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of common stock in such Business Combination shall at least be equal to the higher of the following:

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of common stock acquired by it: (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”); or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article NINTH as the “Determination Date”), whichever is higher.

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b. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this Subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it: (a) within the two-year period immediately prior to the Announcement Date; or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(3)	the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

c. The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Paragraph 2 of Section B of this Article NINTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

d. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the common stock as to dividends or liquidation; (2) there shall have been: (a) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Disinterested Directors; and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization,

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reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (3) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

e. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. For the purposes of this Article NINTH:

1. A “Person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

2. “Interested Stockholder” shall mean any person (other than the Corporation or Subsidiary thereof) who or which:

a. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

b. is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

c. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or

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succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3. For purposes of this Article NINTH, “beneficial ownership” shall be determined in the manner provided in Section C of Article FIFTH hereof.

4. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles of Incorporation.

5. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

6. “Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

7. “Fair Market Value” means:

a. in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

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b. in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

8. Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

9. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article NINTH shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry: (1) whether a person is an Interested Stockholder; (2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the common stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article NINTH.

E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FIFTH), voting together as a single class, shall be required to alter, amend or repeal this Article NINTH.

TENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to

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carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be may act as of this 6th day of March, 2006.

By:	/s/ Edward G. Olifer
Edward G. Olifer
Incorporator

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The Corporation Herein Named is: The Corporation Trust Incorporated

An Authorized Corporate Registered Agent in the state of Maryland, per Signatures of its President/Vice-President and Secretary/Assistant Secretary, Herein Consents to Act as Registered Agent For:

Newport Bancorp, Inc.

Signature: /s/ Stacy Rosenthal, Vice President and Assistant Secretary of President or Vice President

Attest: /s/ Stacy Rosenthal of Secretary or Assistant Secretary

Date: 03/06/2006

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NEWPORT BANCORP, INC.

BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1. ANNUAL MEETING

The annual meeting of the stockholders of Newport Bancorp, Inc. (the “Corporation”) shall be held each year at such time and on such date as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meeting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2. SPECIAL MEETINGS

A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President or by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors. A special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for the purpose of taking any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3. PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4. NOTICE OF MEETING; WAIVER OF NOTICE

Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, either by mail to his or her address as it appears on the records of the Corporation or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the adjourned meeting is more than 120 days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

Section 5. QUORUM

At any meeting of stockholders, the holders of a majority of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FIFTH of the Articles of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6. ORGANIZATION

The Chairman of the Board of the Corporation or, in his or her absence, the President of the Corporation, or in his or her absence such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7. CONDUCT OF BUSINESS

(a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

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(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 7(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 7(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s

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notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would indicate such person’s qualification under Article II, Section 3, including an affidavit that such person would not be disqualified under the provisions of Section 3(b) and such information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

Section 8. VOTING

Unless the Articles of Incorporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

All voting, including on the election of directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 9. PROXIES

At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or

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transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the stockholder. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors.

Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE II - DIRECTORS

Section 1. GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and which are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

Section 2. NUMBER

The number of directors of the Corporation shall be at least five (5) and no more than fifteen (15). A majority of the entire Board of Directors may by resolution set the number of directors at such number as it may determine within such range, but such action shall not affect the tenure of office of any director. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3. QUALIFICATIONS

(a) No person 70 years or older shall be eligible for election, reelection, appointment or reappointment to the Board of Directors. The term of office of a director of the Corporation shall expire upon the date of the annual meeting of stockholders immediately following the date on which the director becomes age 70. This age limitation does not apply to an emeritus or advisory director or any director serving on the Board of the Corporation at the effective date of these Bylaws.

(b) No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (ii) if such person has been

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convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; and (iv) unless such person has been, for a period of at least one year immediately before his or her nomination or appointment, a resident of a county in which the Corporation or its subsidiaries maintains a banking office or a county contiguous to any such county. No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that engages in business activities in the same market area as the Corporation of any of its subsidiaries. No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or stockholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors under this Section 3. No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R. Section 574.4(d)), that includes a person who is ineligible for election to the Board of Directors under this Section 3. The Board of Directors shall have the power to construe and apply the provisions of this Section 3 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

Section 4. VACANCIES

Any vacancy occurring in the Board of Directors may be filled in accordance with Article SEVENTH of the Articles of Incorporation.

Section 5. REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such dates, such times and such places, either within or without the State of Maryland, as shall have been designated by the Board of Directors and publicized among all Directors.

Section 6. SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by two-thirds of the Board of Directors in writing. The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

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Section 7. NOTICE

A notice of a regular meeting shall not be required. The Secretary shall give notice to each director of the date, time and place of each such special meeting of the Board of Directors. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telephone, telegraph, or similar means of transmission at least 24 hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. TELEPHONIC MEETINGS

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. QUORUM

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 10. MANNER OF ACTING

The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

Section 11. ACTION WITHOUT A MEETING

Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

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Section 12. REMOVAL OF DIRECTORS

Any removal of directors may be made in accordance with Article SEVENTH of the Articles of Incorporation.

Section 13. RESIGNATION

A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 14. COMPENSATION

By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as may compensation for such other services as a director may render to the Corporation.

Section 15. COMMITTEES

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director(s) to serve as the member(s), designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to (i) declaring dividends or distributions on stock, (ii) issuing stock other than as authorized by the Board of Directors, (iii) recommending to the stockholders any action that requires stockholder approval, (iv) amending the Bylaws, or (v) approving a merger or share exchange that does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise

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determined by the Board of Directors by a majority vote of the Board of Directors which such quorum determined by a majority of the Board may be one-third of such members and all matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE III - OFFICERS

Section 1. EXECUTIVE AND OTHER OFFICERS

The officers of the Corporation shall be a President and Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, and as chief operating officer, having supervision of the operations of the Corporation; in the absence of a designation the President shall serve as chief executive officer and chief operating officer. The Board of Directors may appoint such other officers as it may deem proper. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

Section 2. PRESIDENT AND CHIEF EXECUTIVE OFFICER

The President and Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the president or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all contracts, agreements and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3. VICE PRESIDENT(S)

The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

Section 4. SECRETARY

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or

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she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 5. TREASURER

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the chief executive officer or the President.

Section 6. SUBORDINATE OFFICERS

The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 7. COMPENSATION

The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 8. ELECTION, TENURE AND REMOVAL OF OFFICERS

The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An officer serves for one year or until his or her successor is elected and qualified. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his or her contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term of that office.

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ARTICLE IV - STOCK

Section 1. CERTIFICATES FOR STOCK

Each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Section 2. TRANSFERS

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3. RECORD DATE AND CLOSING OF TRANSFER BOOKS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days before any other action. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4. STOCK LEDGER

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or

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without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5. CERTIFICATION OF BENEFICIAL OWNERS

The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate except upon the order of a court having jurisdiction in the premises.

ARTICLE V - FINANCE

Section 1. CHECKS, DRAFTS, ETC.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2. ANNUAL STATEMENT OF AFFAIRS

There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation’s principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary bylaw adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

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Section 3. FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

ARTICLE VI - SUNDRY PROVISIONS

Section 1. CORPORATE SEAL

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. BONDS

The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Section 3. VOTING UPON SHARES IN OTHER CORPORATIONS

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President and Chief Executive Officer, a Vice President or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 4. MAIL

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

Section 5. AMENDMENT OF BYLAWS

These Bylaws may be amended or repealed in the manner set forth in the Articles of Incorporation.

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